UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2020

 U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	USPH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth compan	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
◻

ITEM 1.01   Entry into a Material Definitive Agreement.
   The information in Item 5.02 below is incorporated by reference into this Item 1.01.
ITEM 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
   On August 20, 2020, U.S. Physical Therapy, Inc. (the “Company”, “we” and “our”)  amended the  Employment Agreements with Messrs. Christopher J. Reading, Lawrance McAfee, Glenn McDowell and Graham Reeve.  The amendments set annual base salaries to the levels that were in place prior to the onset of the COVID-19 pandemic.  In March 2020, these executive officers of the Company agreed to salary reductions.
Attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, are the amendments to employment agreement for Messrs. Christopher J. Reading, Lawrance McAfee, Glenn McDowell and Graham Reeve, respectively.
ITEM 9.01   Financial Statements and Exhibits.
10.1+*	Amendment to Employment Agreement entered into as of August 20, 2020 by and between the Company and Christopher Reading.
10.2+*	Amendment to Employment Agreement entered into as of August 20, 2020 by and between the Company and Lawrance McAfee.
10.3+*	Amendment to Employment Agreement entered into as of August 20, 2020 by and between the Company and Glenn McDowell.
10.4+*	Amendment to Employment Agreement entered into as of August 20, 2020 by and between the Company and Graham Reeve.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated: August 24, 2020	By:	/s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial and accounting officer)